UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2013
Date of Report (Date of earliest event reported)

OLIE INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54909	33-1220056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300-838 Hastings Street Vancouver, British Columbia	V6C0A6
(Address of principal executive offices)	(Zip Code)

(604) 828-9999
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

OLIE INC.

CURRENT REPORT ON FORM 8-K

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement

Effective on November 16, 2013, (the “Effective Date”), the Board of Directors of OLIE, Inc., a Delaware corporation, (the “Company”), approved and authorized the execution of a definitive share exchange and acquisition agreement of even date, (the “Agreement”) by and between the Company, and Settlement Management Series 1, LLC, a Delaware limited liability company, (“SETI”). Palm Beach Gardens, Florida. In accordance with the terms and conditions of the Agreement: (i) SETI will become a wholly owned subsidiary of the Company; (ii) in exchange thereof, the Company issues to the SETI membership an aggregate two million (2,000,000) shares of Series B Anti-Dilutive Convertible Preferred Stock, par value $.00001, at $2.50 per share (each an “Exchange Share”) and 4.9% of the total issued and outstanding capital stock of the Company; (iii) the Company agreed to create and distribute the Exchange Shares for the benefit of SETI within ten (10) days of the Effective Date; (iv) the Company assumed all assets and liabilities of SETI, including, but not limited to, those certain assignments between SETI and Sequoia Management Series 1, LLC, (“SMS”), wherein SETI has been assigned $20,000,000 of 5.5% Medium Term Notes held by SMS with an aggregate value of $200,000,000 (U.S.) with a ten (10) year option to acquire an additional $170,000,000 5.5% Medium Term Notes credit-linked to strips of U.S. Treasury “AAA” rated bonds. As SETI is an operational entity prior to the Agreement, the equity, income and inventory of SETI will remain the property of SETI as a subsidiary of the Company. Going forward, the Company will pursue an audit of SETI as its subsidiary in order to complete consolidated financial statements in its reporting.

Business Operations

Settlement Management Series 1, LLC (“SETI”), a Delaware limited liability company, owns $5,000,000 (U.S.), Five-Year, 5% U.S. Treasury Strips, debt free, which constitutes 100% of its net value to assets, (its “Assets”), and holds title to the assignment of $20,000,000 of 5.5% Medium Term Notes with an aggregate value of $200,000,000 (U.S.) with a ten (10) year option on an additional $170,000,000 5.5% Medium Term Notes credit-linked to strips of U.S. Treasury “AAA” rated bonds; which it plans to place through its Placement Memorandum (the “Notes”). The Notes will be offered and sold by the SETI only to persons who are “Accredited Investors” as defined in Rule 144 A, Regulation D, Rule 506 and Regulation S.

OLIE Inc. Safe Harbor Statement

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Effective on November 16, 2013, the Company issued an aggregate of 2,000,000 shares of its Series B Anti-Dilutive Convertible Preferred stock to the SETI membership. In accordance with the terms and provisions of the Agreement, the SETI membership acquired an aggregate of 2,000,000 shares of the Company’s restricted shares of its Series B Anti-Dilutive Convertible Preferred stock in exchange for one hundred percent (100%) of the total issued and outstanding membership units of SETI held of record by the SETI membership in a private transaction.

The shares were issued to ten United States resident NexPhase shareholders in reliance on Section 4(2) and Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The SETI membership acknowledges that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	OLIE-SETI Forward Acquisition Agreement

10.2	Partial Deed of Assignment between SETI and Sequoia Management.

10.3	$20MM Partial Assignment Agreement

10.4	CUSIP Confirmation, Sequoia Mgt Infrastructure Ser 1, LLC

10.5	Sequoia Management Infrastructure Series 1, LLC Offering Memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIE, Inc.

DATE: December 16, 2013	By:	/s/ Robert Gardner
	Name:	Robert Gardner
	Title:	Chief Executive Officer